UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: June 15, 2017
(Date of earliest event reported)
Hornbeck Offshore Services, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)
(985) 727-2000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement
On June 15, 2017, Hornbeck Offshore Services, Inc., or the Company, announced the closing of a new $300 million first-lien delayed-draw term loan credit facility dated as of June 15, 2017 by and among the Company, as Parent Borrower, Hornbeck Offshore Services, LLC, or HOS, as Co-Borrower, certain holders of the Company’s outstanding notes, or the Initial Lenders, and Wilmington Trust, National Association, as Administrative Agent and Collateral Agent for the lenders, or the New Credit Facility. The New Credit Facility refinanced the Company’s $200 million existing senior secured revolving credit facility, dated as of February 6, 2015 and subsequently amended, with Wells Fargo Bank, National Association, as Administrative Agent, and the lenders party thereto, or the Old Credit Facility. The New Credit Facility is guaranteed by the Parent Borrower’s significant domestic subsidiaries other than HOS. The six-year term of the New Credit Facility extends the maturity of the Old Credit Facility from February 2020 to June 2023.
The New Credit Facility enhances the Company’s financial flexibility by (i) increasing liquidity from the currently applicable borrowing base of $75 million under the Old Credit Facility, (ii) extending the maturity date that existed under the Old Credit Facility by over three years, and (iii) eliminating all of the existing financial ratio maintenance covenants and the anti-cash hoarding provision of the Old Credit Facility. The New Credit Facility contains customary representations and warranties, covenants and events of default.
The Company can use the amounts it draws under the New Credit Facility for working capital and general corporate purposes, including the acquisition of distressed assets and/or the refinancing of existing debt, subject to, among other things, compliance with certain covenants requiring the Company to maintain access to available liquidity (cash and credit availability) of $25 million at all times. The minimum liquidity level required for prepayment of the Company’s existing indebtedness and/or certain other restricted payments is $65 million.
The Company is required to draw on a cumulative basis (i) at least $68 million of the delayed-draw commitments under the New Credit Facility by December 31, 2017, (ii) at least $136 million of such commitments by December 31, 2018, and (iii) the full amount of such commitments by September 1, 2019. The right to borrow any amount of the delayed-draw commitments not drawn by the respective minimum funding dates will be terminated.
The New Credit Facility is collateralized by 51 domestic high-spec OSVs and MPSVs, including a security interest in two pending MPSV newbuilds, and associated personalty, as well as by certain deposit and securities accounts, or the Collateral. Subject to the foregoing and certain limitations, the Company’s other assets that do not arise from, are not required for use in connection with, and are not necessary for, the operation of mortgaged vessels are unencumbered by liens, including ten low-spec domestic OSVs and eleven foreign-flagged vessels.

Borrowings under the New Credit Facility accrue interest, at the Company’s option, at either:

•
an adjusted London Interbank Offered Rate (subject to a 1.00% floor) plus (a) 6.00% during the first year of the New Credit Facility, (b) 6.50% during the second year of the New Credit Facility, (c) 7.00% during the third year of the New Credit Facility, (d) 7.25% during the fourth year of the New Credit Facility, and (e) 7.50% thereafter; or

•
the greatest of (a) the prime rate announced by The Wall Street Journal, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, and (c) the London Interbank Offered Rate plus, 1%, plus, for either (a), (b), or (c), a margin of (i) 5.00% during the first year of the New Credit Facility, (ii) 5.50% during the second year of the New Credit Facility, (iii) 6.00% during the third year of the New Credit Facility, (iv) 6.25% during the fourth year of the New Credit Facility, and (v) 6.50% thereafter.
The Company also has the option, exercisable anytime or from time-to-time during the six-year term of the loan, of paying interest on the New Credit Facility “in-kind” (accruing to the outstanding principal of the loan, or PIK Interest), subject to a 100 basis-point step-up in interest rate and a minimum 3% cash-pay coupon for so long as the Company elects to pay PIK Interest, subject to any and all debt incurrence and permitted lien restrictions then in effect under any outstanding loan agreements or bond indentures as of the time of such increase in principal.
The New Credit Facility may be prepaid at (i) 102% of the principal amount repaid if such repayment occurs on or prior to June 15, 2018, (ii) at 101% of the principal amount repaid if such repayment occurs after June 15, 2018 but on or prior to June 15, 2019, and (iii) at 100% of the principal amount repaid if such repayment occurs after June 15, 2019.
The foregoing is a summary only, is not necessarily complete, and is qualified by the full text of the First Lien Term Loan Agreement and the First Lien Guaranty and Collateral Agreement filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively.
A copy of the press release related to this event is attached as Exhibit 99.1.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information under Item 1.01 is incorporated herein by reference.
Item 9.01 – Financial Statements and Exhibits

(d)        Exhibits.

10.1
First Lien Term Loan Agreement dated as of June 15, 2017 by and among the Company, as Parent Borrower, Hornbeck Offshore Services, LLC, as Co-Borrower, Wilmington Trust, National Association, as Administrative Agent, Wilmington Trust, National Association, as Collateral Agent, and the lenders party thereto.

10.2
First Lien Guaranty and Collateral Agreement dated as of June 15, 2017 by and among the Company, as Parent Borrower, Hornbeck Offshore Services, LLC, as Co-Borrower, Wilmington Trust, National Association, as Collateral Agent, and the obligors signatory thereto.

99.1	Press Release, dated June 15, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: June 16, 2017	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer

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